Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-180276 and 333-190098) on Form S-8 of Cheviot Financial Corp. of our report dated March 11, 2016 relating to the Consolidated Financial Statements and Internal Control over Financial Reporting, appearing in this Annual Report on Form 10-K of Cheviot Financial Corp. for the year ended December 31, 2015.

Cincinnati, Ohio

March 11, 2016

one east fourth street, suite 1200

cincinnati, ohio 45202

www.cshco.com

p. 513.241.3111

f. 513.241.1212

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